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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2008 relating to the consolidated financial statements, which appears in Helicos BioSciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 21, 2009

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  Exhibit 23.1